UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2025

CARPARTS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 W. 190th Street, Suite 400, Torrance, CA 90504

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2025, CarParts.com, Inc. (the “Company”) entered into a Consulting Services Agreement (the "Agreement") with Everest Advisors LLC ("Everest Advisors"), a Delaware limited liability company. Pursuant to the Agreement, Mark DiSiena, age 59, will serve on an interim basis as the Company's Interim Chief Financial Officer ("Interim CFO"), effective November 12, 2025 (the "Effective Date"). The Company's Board of Directors has determined that Mr. DiSiena will serve as the principal financial officer and principal accounting officer of the Company.

Mr. DiSiena is a CPA with significant financial and operational expertise, particularly with public companies. From April 2025 to October 2025, Mr. DiSiena served as Chief Financial Officer of Wellgistics Health (NASDAQ: WGRX), a Tampa, Florida-based healthcare company. From October 2023 to November 2024, Mr. DiSiena served as Chief Financial Officer of AgEagle Aerial Systems (NYSE: UAVS), a Wichita, Kansas-based aerial systems company. From November 2021 to October 2023, Mr. DiSiena provided strategic business advisory services and served as contract and interim Chief Financial Officer and Chief Operating Officer through Cresset Advisors.  From March 2020 to November 2021, Mr. DiSiena served as Chief Financial Officer of Titanium Healthcare, a Scottsdale, Arizona-based healthcare company. Earlier in his career Mr. DiSiena served as Chief Financial Officer of Decentral Life (NASDAQ: WDLF), a Los Angeles, California-based company and of Cherokee Global Brands (NASDAQ: CHKE), a Los Angeles, California-based global brand licensing company. Mr. DiSiena holds an MBA from Stanford University Graduate School of Business, a JD from Vanderbilt University School of Law, and a BS in Accounting from New York University.

Under this Agreement, the Company will pay Everest Advisors an hourly rate of $400 per hour for the services of Mr. DiSiena as Interim CFO.  The Agreement provides that Everest Advisors will use its best efforts to perform the services set forth in the Agreement, with such services to be performed by Mr. DiSiena as an Everest resource acceptable to the Company.

The Agreement does not provide for initial equity awards or annual incentive bonuses typically granted to full-time executive officers, but does provide for the Company to reimburse Mr. DiSiena directly for reasonable travel and other incidental expenses consistent with the other executives of the Company and subject to the Company's expense reimbursement policy.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Consulting Services Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending January 3, 2026.

There are no arrangements or understandings between Mr. DiSiena and any other person pursuant to which he was engaged to serve as Interim CFO. Mr. DiSiena has no family relationships with any director or executive officer of the Company, and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2025	CARPARTS.COM, INC.

	By:	/s/ David Meniane
	Name:	David Meniane
	Title:	Chief Executive Officer